As filed with the Securities and Exchange Commission on May 6, 2021

Registration No. 333-

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM S-8

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

EDWARDS LIFESCIENCES CORPORATION

(Exact name of registrant as specified in its charter)

Delaware	36-4316614
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification No.)

One Edwards Way

Irvine, California 92614

(Address, including zip code, of Principal Executive Offices)

Edwards Lifesciences Corporation

2001 Employee Stock Purchase Plan for United States Employees

(Full title of the plan)

Arnold A. Pinkston

Corporate Vice President, General Counsel

Edwards Lifesciences Corporation

One Edwards Way

Irvine, California 92614

(949) 250-2500

(Name, address and telephone number, including area code, of agent for service)

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, a smaller reporting company or an emerging growth company. See the definitions of “large accelerated filer,” “accelerated filer,” “smaller reporting company,” and “emerging growth company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer	☒	Accelerated filer	☐

Non-accelerated filer	☐	Smaller reporting company	☐

		Emerging growth company	☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of the Securities Act.  ☐

CALCULATION OF REGISTRATION FEE

Title of Securities To Be Registered	Amount To Be Registered	Proposed Maximum Offering Price Per Share	Proposed Maximum Aggregate Offering Price	Amount Of Registration Fee
Common Stock, $1.00 par value per share	3,300,000(1) shares	$91.93(2)	$303,369,000(2)	$33,098(2)

(1)

This Registration Statement covers, in addition to the number of shares of Edwards Lifesciences Corporation, a Delaware corporation (the “Company” or the “Registrant”), common stock, par value $1.00 per share (the “Common Stock”), stated above, options and other rights to purchase or acquire the shares of Common Stock covered by this Registration Statement and, pursuant to Rule 416 under the Securities Act of 1933, as amended (the “Securities Act”), an additional indeterminate number of shares, options and rights that may be offered or issued pursuant to the Edwards Lifesciences Corporation 2001 Employee Stock Purchase Plan for United States Employees (the “Plan”) as a result of one or more adjustments under the Plan to prevent dilution resulting from one or more stock splits, stock dividends or similar transactions.

(2)

Pursuant to Securities Act Rule 457(h), the maximum offering price, per share and in the aggregate, and the registration fee were calculated based upon the average of the high and low prices of the Common Stock on May 5, 2021, as quoted on the New York Stock Exchange.

The Exhibit Index for this Registration Statement is at page 7.

PART I

INFORMATION REQUIRED IN THE

SECTION 10(a) PROSPECTUS

The document(s) containing the information specified in Part I of Form S-8 will be sent or given to participants as specified by Securities Act Rule 428(b)(1).

PART II

INFORMATION REQUIRED IN THE

REGISTRATION STATEMENT

Item 3.	Incorporation of Certain Documents by Reference

The following documents of the Company filed with the Securities and Exchange Commission (the “Commission”) are incorporated herein by reference:

(a)	The Company’s Annual Report on Form 10-K for its fiscal year ended December 31, 2020, filed with the Commission on February 12, 2021 (Commission File No. 001-15525);

(b)	The Company’s Quarterly Report on Form 10-Q for its fiscal quarter ended March 31, 2021, filed with the Commission on April 28, 2021 (Commission File No. 001-15525);

(c)	The Company’s Current Report on Form 8-K, filed with the Commission on May 5, 2021 (Commission File No. 001-15525); and

(d)

The description of the Company’s Common Stock contained in Post-Effective Amendment No. 1 to the Company’s Registration Statement on Form 10 filed with the Commission on April 5, 2000, as modified by the description of the Company’s Common Stock contained in Exhibit 4.2 to the Company’s Annual Report on Form 10-K for its fiscal year ended December 31, 2020, filed with the Commission on February 12, 2021 (each, Commission File No. 001-15525), and any other amendment or report filed for the purpose of updating such description.

All documents subsequently filed by the Company pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), prior to the filing of a post-effective amendment which indicates that all securities offered hereby have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference into this Registration Statement and to be a part hereof from the date of filing of such documents; provided, however, that documents or information deemed to have been furnished and not filed in accordance with Commission rules shall not be deemed incorporated by reference into this Registration Statement. Any statement contained herein or in a document, all or a portion of which is incorporated or deemed to be incorporated by reference herein, shall be deemed to be modified or superseded for purposes of this Registration Statement to the extent that a statement contained herein or in any other subsequently filed document which also is or is deemed to be incorporated by reference herein modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or amended, to constitute a part of this Registration Statement.

Item 4.	Description of Securities

Not applicable.

Item 5.	Interests of Named Experts and Counsel

The validity of the issuance of Common Stock registered hereby is passed on for the Company by Linda J. Park. Ms. Park is the Company’s Vice President, Associate General Counsel and Corporate Secretary and is compensated by the Company as an employee. Ms. Park has participated in and holds awards granted under the Company’s equity and long-term compensation plans, owns shares of Common Stock, and is eligible to participate in the Plan.

Item 6.	Indemnification of Directors and Officers

Section 145(a) of the Delaware General Corporation Law (the “DGCL”) provides, in relevant part, that a corporation may indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding (other than an action by or in the right of the corporation) by reason of the fact that such person is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, including against expenses (including attorneys’ fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by such person in connection with such action, suit or proceeding if such person acted in good faith and in a manner such person reasonably believed to be in or not opposed to the best interests of the corporation, and, with respect to any criminal action or proceeding, had no reasonable cause to believe such person’s conduct was unlawful. Under Section 145(b) of the DGCL, such eligibility for indemnification may be further subject to the adjudication of the Delaware Court of Chancery or the court in which such action or suit was brought.

Section 102(b)(7) of the DGCL provides that a corporation may in its certificate of incorporation eliminate or limit the personal liability of a director to the corporation or its stockholders for monetary damages for breach of fiduciary duty as a director except for liability: (i) for any breach of the director’s duty of loyalty to the corporation or its stockholders; (ii) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law; (iii) under Section 174 of the DGCL (pertaining to certain prohibited acts including unlawful payment of dividends or unlawful purchase or redemption of the corporation’s capital stock); or (iv) for any transaction from which the director derived an improper personal benefit. The Company’s certificate of incorporation eliminates such personal liability of the Company’s directors under such terms.

The Company’s certificate of incorporation requires the Company to provide indemnification to each person who serves as an officer or director, and each person who serves or may have served at the Company’s request as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, from any liability incurred as a result of such service to the fullest extent permitted by the DGCL, and the Company may advance such person’s related expenses, to the fullest extent permitted by the DGCL.

In addition, the Company has entered into indemnification agreements with each of the Company’s directors and executive officers, and the Company maintains directors’ and officers’ liability insurance under which the Company’s directors and officers are insured against loss (as defined in the policy) as a result of certain claims brought against them in such capacities.

Item 7.	Exemption from Registration Claimed

Not applicable.

Item 8.	Exhibits

See the attached Exhibit Index at page 7, which is incorporated herein by reference.

Item 9.	Undertakings

(a)    The undersigned Registrant hereby undertakes:

(1)    To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement:

(i)    To include any prospectus required by Section 10(a)(3) of the Securities Act;

(ii)    To reflect in the prospectus any facts or events arising after the effective date of this Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in this Registration Statement;

(iii)    To include any material information with respect to the plan of distribution not previously disclosed in this Registration Statement or any material change to such information in this Registration Statement;

provided, however, that paragraphs (a)(1)(i) and (a)(1)(ii) do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in reports filed with or furnished to the Commission by the Registrant pursuant to Section 13 or 15(d) of the Exchange Act that are incorporated by reference in this Registration Statement.

(2)    That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3)    To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(b)    The undersigned Registrant hereby undertakes that, for purposes of determining any liability under the Securities Act, each filing of the Registrant’s annual report pursuant to Section 13(a) or 15(d) of the Exchange Act (and, where applicable, each filing of an employee benefit plan’s annual report pursuant to Section 15(d) of the Exchange Act) that is incorporated by reference in this Registration Statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(h)    Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the Registrant pursuant to the provisions described in Item 6 above, or otherwise, the Registrant has been advised that in the opinion of the Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

EXHIBIT INDEX

Exhibit Number	Description of Exhibit

4	Edwards Lifesciences Corporation 2001 Employee Stock Purchase Plan for United States Employees. Filed as Exhibit 10.1 to the Company’s Current Report on Form 8-K filed with the Commission on May 5, 2021 (Commission File No. 001-15525) and incorporated herein by this reference.

5	Opinion of Counsel (opinion re legality).

23.1	Consent of PricewaterhouseCoopers LLP (consent of independent registered public accounting firm).

23.2	Consent of Counsel (included in Exhibit 5).

24	Power of Attorney (included in this Registration Statement under “Signatures”).

SIGNATURES

Pursuant to the requirements of the Securities Act, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Form S-8 Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Irvine, State of California, on May 6, 2021.

EDWARDS LIFESCIENCES CORPORATION

By:	/s/ Linda J. Park
Linda J. Park
Vice President, Associate General Counsel, and Corporate Secretary

POWER OF ATTORNEY

Each person whose signature appears below constitutes and appoints Scott B. Ullem, Arnold A. Pinkston, and Linda J. Park, and each of them, acting individually and without the other, as his or her true and lawful attorneys-in-fact and agents, with full power of substitution and resubstitution, for him or her and in his or her name, place, and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments, exhibits thereto and other documents in connection therewith) to this Registration Statement, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or either of them individually, or their or his substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act, this Registration Statement has been signed below by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ Michael A. Mussallem Michael A. Mussallem	Chairman of the Board and Chief Executive Officer (Principal Executive Officer)	May 6, 2021

/s/ Scott B. Ullem Scott B. Ullem	Corporate Vice President and Chief Financial Officer (Principal Financial and Accounting Officer)	May 6, 2021

/s/ Martha H. Marsh Martha H. Marsh	Director	May 6, 2021

Signature	Title	Date

/s/ Kieran T. Gallahue Kieran T. Gallahue	Director	May 6, 2021

/s/ Leslie S. Heisz Leslie S. Heisz	Director	May 6, 2021

/s/ Paul A. LaViolette Paul A. LaViolette	Director	May 6, 2021

/s/ Steven R. Loranger Steven R. Loranger	Director	May 6, 2021

/s/ Ramona Sequeira Ramona Sequeira	Director	May 6, 2021

/s/ Nicholas J. Valeriani Nicholas J. Valeriani	Director	May 6, 2021